EXHIBIT 1.01
Federal Signal Corporation
Conflict Minerals Report
For The Year Ended December 31, 2015
Background
In recent years, there has been increased international attention on certain minerals originating from the Democratic Republic of Congo and adjoining countries (“Covered Countries”) due, in part, to concerns that the exploitation and trade of these minerals is funding regional conflict and violence. In response, the Securities and Exchange Commission (the “SEC”), as mandated by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, implemented reporting and disclosure requirements related to tantalum, tin, tungsten and gold (collectively “Conflict Minerals”). The rules impose certain reporting obligations on public companies that manufacture, or contract to manufacture, products containing Conflict Minerals that are necessary to the functionality or production of the product.
This is the Conflict Minerals Report (the “Report”) of Federal Signal Corporation (“Federal Signal”, the “Company”, “we”, “us” or “our”) for calendar year 2015 in accordance with Rule 13p-1 (the “Rule”) and Form SD (“Form SD”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to the Rule, Form SD and the 1934 Act for definitions to the terms used in this Report unless otherwise defined herein. The Report presented herein is not audited as such an audit is not required under the Rule at this time.
Company Overview
Federal Signal, founded in 1901, was reincorporated as a Delaware corporation in 1969. The Company designs and manufactures a suite of products and integrated solutions for municipal, governmental, industrial and commercial customers. The Company’s portfolio of products includes sewer cleaners, vacuum trucks, street sweepers, waterblasters, safety and security systems, including technology-based products and solutions for the public safety market. In addition, we sell parts and provide service, repair, equipment rentals and training as part of a comprehensive offering to our customers. The Company and its subsidiaries operate nine principal manufacturing facilities in four countries around the world and provide products and integrated solutions to customers in all regions of the world. The Company purchases a wide variety of materials and fabricated components from around the world for use in the manufacture of its products, although the majority of its purchases in 2015 were from North American sources.
Products manufactured and services rendered by the Company are divided into two major operating segments: the Environmental Solutions Group and the Safety and Security Systems Group.1
Environmental Solutions Group
Our Environmental Solutions Group is a leading manufacturer and supplier of a full range of street sweeper vehicles, sewer cleaner and vacuum loader trucks, hydro-excavation trucks and high-performance waterblasting equipment. Products are sold to both municipal and industrial customers under the Elgin ®, Vactor ®, Guzzler ® and Jetstream TM brand names. The Group manufactures vehicles and equipment in the U.S.
Under the Elgin brand name, the Company sells a leading U.S. brand of street sweepers primarily designed for large-scale cleaning of curbed streets, parking lots and other paved surfaces utilizing mechanical sweeping, vacuum and recirculating air technology. Vactor is a leading manufacturer of vacuum trucks used to maintain sewer lines, catch basins and storm sewers, as well as hydro-excavation trucks to meet the need for safe and non-destructive excavation. Guzzler is a leader in industrial vacuum loaders used to manage industrial waste or recover and recycle valuable raw materials. Jetstream manufactures high pressure waterblast equipment and accessories for commercial and industrial cleaning and maintenance operations.
In addition to equipment sales, the Group engages in the sale of parts, service and repair, equipment rentals and training as part of a complete offering to its customers under the FS SolutionsSM brand.
Safety and Security Systems Group
Our Safety and Security Systems Group is a leading manufacturer and supplier of comprehensive systems and products that law enforcement, fire rescue, emergency medical services, campuses, military facilities and industrial sites use to protect people

1 On December 17, 2015, Federal Signal announced that it had signed a definitive agreement to sell its Bronto Skylift® business headquartered in Tampere, Finland. Federal Signal completed the sale on January 29, 2016. Bronto was the sole remaining operation in Federal Signal’s Fire Rescue Group. As a result, Federal Signal has discontinued operation of the Fire Rescue Group.

and property. Offerings include systems for campus and community alerting, emergency vehicles, first responder interoperable communications and industrial communications, as well as command and municipal networked security. Specific products include vehicle lightbars and sirens, public warning sirens, general alarm systems, public address systems and public safety software. Products are sold under the Federal Signal TM, Federal Signal VAMA TM and Victor TM brand names. The Group operates manufacturing facilities in the U.S., Europe and South Africa.
Conflict Minerals Policy
The Company and its subsidiaries are committed to ensuring the safety, health and protection of people and the environment through the products we manufacture and the policies we follow. We promote these principles within our business practices, our code of conduct (including the code of conduct prescribed for our suppliers) and our Conflict Minerals policy. The preceding policies and other materials are available on our corporate website (https://www.federalsignal.com/corporate-governance).
Federal Signal’s Conflict Minerals policy and its supplier code of conduct reflect the Company’s commitment to the responsible sourcing of Conflict Minerals used in its products, and to avoiding the knowing use of Conflict Minerals in our products which directly or indirectly finance, benefit, provide support to, contribute to, assist with or facilitate armed conflict in the Covered Countries. If the Company determines that any supplier is violating this policy, we reserve the right to either suspend or discontinue the use of the supplier in a timely fashion or require the supplier to commit to a suitable corrective action or risk mitigation plan. Any supplier’s continued failure to adhere to Federal Signal’s policies and/or refusal on its part to address issues of concern will likely lead to suspension or termination of the Company’s business relationship with the supplier.
Supply Chain Due Diligence
Federal Signal conducted a reasonable country of origin inquiry and undertook due diligence to seek to determine the source and chain of custody of Conflict Minerals in the components and materials supplied to the Company that are contained in its products. Federal Signal designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for each of the Conflict Minerals (the “OECD Guidance”).
Federal Signal does not directly purchase unrefined Conflict Minerals or any other raw metal ores from the Covered Countries or elsewhere. Rather, the Company purchases components that are used in the manufacture and assembly of its products. Thus, the Company is far removed from the sources of ore from which Conflict Minerals are produced and the smelters and refiners that process them, and has no first-hand information regarding either. The efforts undertaken by Federal Signal to identify the countries of origin of those metals reflect our circumstances and position in the supply chain, and we are dependent on our suppliers, and their suppliers in turn, and so on, to provide accurate and complete information regarding the source and chain of custody of Conflict Minerals in the components and materials supplied to the Company. The information available globally on the traceability and sourcing of these metals is limited at this time, and this situation is not unique to Federal Signal.
Summarized below is the five-step framework set forth in the OECD Guidance and the related due diligence process we undertook.
Step One: Establish Strong Company Management System

a.	Internal engagement – We developed a training program for internal use to educate relevant employees on our Conflict Minerals program and reporting obligations.

b.
Conflict Minerals working group – We have established and maintain a cross functional Conflict Minerals working group that includes employees from each of our business groups’ supply chains, internal audit, finance and legal/compliance. The group is structured to administer the Company’s Conflict Minerals program and to ensure critical information, including the Company’s Conflict Minerals policy and annual questionnaire, reaches relevant suppliers. The group participates in monthly conference calls to (i) discuss progress regarding our reasonable country of origin inquiries to suppliers and due diligence efforts, (ii) address any questions or issues that arise during this process and (iii) consider legal developments concerning the SEC’s Conflict Minerals rule.

c.
Conflict Minerals policy – We have adopted a Conflict Minerals policy, and we have amended our supplier code of conduct to incorporate our expectations of our suppliers regarding (i) their responsibility to take reasonable and feasible measures to prevent Conflict Minerals from being included in the components they sell to Federal Signal unless the Conflict Minerals either did not originate from a Covered Country or the sourcing of the Conflict Minerals did not directly or indirectly finance or benefit armed militant groups in the region of the Covered Countries, (ii) their obligation to work with their respective suppliers to ascertain the presence of Conflict Minerals in their products and (iii) their obligation to respond to and return to Federal Signal our annual supplier questionnaire regarding the presence of Conflict Minerals in their products and to use reasonable and good faith efforts to determine the country of origin or processing facility for any such Conflict Minerals. Both policies reside on our corporate website and both will be reviewed and updated as necessary.

d.
Supplier engagement – Federal Signal provided educational materials to our queried suppliers, including information on the Conflict Minerals disclosure requirements as well as recommendations for developing, implementing and documenting a Conflict Minerals compliance program.

e.
Company-level grievance mechanism – As recommended by the OECD Guidance, we have a long-standing compliance hotline that is available as a grievance mechanism for, among other matters, Conflict Minerals issues, whereby callers can communicate concerns ultimately to our Chief Compliance Officer.

f.	Records management – Federal Signal maintains records relating to our Conflict Minerals program in accordance with our record retention guidelines.
Step Two: Identify and Assess Risk in the Supply Chain

a.
Identify suppliers – Members of our Conflict Minerals working group conducted an evaluation of the suppliers of the components for the products that we manufacture to identify the suppliers that would be in-scope for the risk assessment process. One business group surveyed all active direct suppliers of products except those who, based upon their manufacturing process, would likely not introduce any Conflict Minerals into the purchased products and components (e.g., injection-molded plastic, rubber, etc). Our other business group chose to survey direct suppliers based on the overall spend of that business, and ultimately surveyed the direct suppliers of approximately 95% of the material goods purchased by that business.

b.
Conduct Reasonable Country of Origin Inquiry (“RCOI”) – We conducted a supply chain survey utilizing the Conflict Minerals Reporting Template (“CMRT”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative to query our suppliers about (i) the country of origin for any Conflict Mineral in products or materials that they supply, (ii) the smelter or refiner for any such Conflict Mineral, (iii) the supplier’s Conflict Minerals policy and (iv) the supplier’s engagement with its direct suppliers. Along with the CMRT, we sent our suppliers a letter with (i) background information on the SEC’s Conflict Minerals Rule and an explanation of the purpose of the CMRT, (ii) website links for further information on the Rule and instructions regarding completion of the CMRT and (iii) a notification that the Company had purchased a license for the iPoint software system to facilitate the reporting of information called for from the suppliers by the CMRT. We requested our suppliers to make similar inquiries of their suppliers and sub-suppliers as necessary in order to complete and return the CMRT to us for the products they sold to Federal Signal. We evaluated the responses from the templates submitted by our suppliers to determine our reporting status based on this RCOI.

c.
Completed additional follow-up – We contacted direct suppliers that did not respond to our request for Conflict Minerals information by the requested date and again requested that they complete the CMRT.

d.
Identify smelters/processors – We compiled a list of smelters/processors in our supply chain using our suppliers’ responses in their CMRTs. We reconciled this list to the list of smelter facilities designated by the Conflict-Free Sourcing Initiative's (“CFSI”) Conflict-Free Smelter Program. We have provided that list in this report as Appendix A.

Step Three: Design and Implement a Strategy to Respond to Identified Risks

a.
Federal Signal maintains a risk mitigation strategy with the goal of reducing the extent of exposure to Conflict Minerals risks and the likelihood of their occurrence. We intend to continue to engage with our suppliers to improve the completeness and accuracy of the information provided to us in order to mitigate the risk that we inadvertently finance or benefit armed groups in the Covered Countries via Conflict Minerals within the products that we manufacture.

b.
As Federal Signal reviews supplier responses to the RCOI, risks will be evaluated and opportunities to mitigate risks will be addressed. We will continue to attempt to engage unresponsive suppliers and evaluate options for corrective actions.

c.	Additional fact finding, risk assessments and changes in circumstances will take place as part of the Company’s annual review of its Conflict Minerals compliance program.
Step Four: Carry Out Independent Third Party Audit of Smelter/Refiner’s Due Diligence Practices
Federal Signal does not perform direct audits of Conflict Minerals smelters and refiners within its supply chain since it is a downstream consumer and is many steps removed from smelters and refiners that provide minerals and ores. Because we do not source directly from processing facilities, we rely on the publicly-available results of the CFSI third-party audits to cross-check the responsible sourcing practices of processing facilities in our supply chain.
Step Five: Report on Supply Chain Due Diligence
We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our corporate website (https://www.federalsignal.com/corporate-governance).
Due Diligence Results
Because of the diversity of our products and the global nature of our supply chain, we rely on our suppliers to provide us with information about the source and content of components that we purchase from them and incorporate into our products. Factors that affect the accuracy of CMRT supplier-provided information, which in turn can affect the accuracy of our Report, include, but are not limited to, incomplete supplier data or smelter data, errors or omissions by suppliers or smelters, evolving certifications of smelters, incomplete information from industry or other third party sources, and other issues. Thus, as a downstream purchaser of Conflict Minerals, our due diligence measures can provide reasonable, but not absolute, assurance regarding the country of origin of the Conflict Minerals.
Despite additional efforts to follow-up with suppliers who did not initially respond, we still have not received responses from many surveyed suppliers, although the response rate in the current reporting period exceeded the response rate during the prior reporting period. The form and content of survey responses varied, and of the suppliers who did respond, we noted varying degrees of cooperation and encountered many challenges in obtaining and analyzing the information we requested:

a.
Many of our suppliers are either private companies or international companies not subject to the Rule. While some such suppliers choose to respond to the CMRT survey, others chose not to do so. The latter group can include small private companies which may lack the inclination, resources or sophistication to commit to collect, in whole or in part, the information requested by the CMRT. This group can also include large manufacturers not subject to the Rule.

b.
Almost all of our direct suppliers are many levels removed in the supply chain from the mining and smelting of the Conflict Minerals. Some of our suppliers are similar to us in that they are waiting on their direct suppliers to provide them with definitive declarations, and their direct suppliers are awaiting definitive declarations from their direct suppliers, and so on.

c.
Most supplier declarations we received have been at a company or division level rather than at a level directly relating to a supplier’s part or component number that we incorporate into our products. Unless a supplier can provide a declaration that either (i) all of the products they sell are or are not free of Conflict Minerals or (ii) the specific products they sell to us are or are not free of Conflict Minerals, we are unable to determine whether the Conflict Minerals that the supplier reported were contained within the components of our products or validate that any identified smelter or refiner was actually in our supply chain. In our due diligence, we received declarations indicating a smelter sourced Conflict Minerals from a Covered Country; however, since the suppliers in question may sell hundreds or thousands of different products to hundreds or thousands of different customers and provided a “company” level declaration, we have no means of determining whether or not the specific products we buy from them contain such Conflict Minerals.

d.
Some declarations indicating the presence of the Conflict Minerals do not include a smelter listing, and when a smelter listing is provided, it may contain duplications and data may be missing. Some of the declarations we received indicated that somewhere in the supply chain, materials were purchased from a smelter which reported sourcing Conflict Minerals from a Covered Country, but may not have provided any further information with respect to the identity or conflict-free status of the supplier or the smelter in question.

e.	Some suppliers returned declarations that were in an improper format or otherwise completed in a manner that rendered them unloadable to the Company’s third-party software program.

f.
Some of our suppliers are parts distributors who source a wide variety of parts from thousands of suppliers and sell to an even greater number of customers. Some of these distributors who are not subject to the Rule have stated that the Rule does not apply to them.

Based on our reasonable and good-faith RCOI and due diligence efforts, Federal Signal is unable to determine with certainty the country of origin of all Conflict Minerals in our products, the mine or source of their origin or the facilities and smelters used to process them.

Future Steps to Mitigate Risk
We expect to undertake certain steps during the next reporting period to further mitigate the risk that the Conflict Minerals in our products could benefit armed groups in a Covered Country:

a.
Continue to communicate our expectations regarding Conflict Minerals to our direct suppliers, and to engage with them in an effort to increase the response rate to the CMRT survey as well as the quality of information received from surveyed suppliers;

b.	Assess the introduction of a Conflict Minerals query to new suppliers at the new supplier on-boarding stage;

c.	Attempt to incorporate requirements related to Conflict Minerals in supplier contracts and

d.	Encourage our suppliers to use smelters and refiners that have been certified as Conflict Minerals free.

APPENDIX A
Based on our due diligence process and the information received from our suppliers, the following facilities may have been used to process Conflict Minerals present in one or more of our products. For purposes of this Appendix A, the “Conflict Free” status shall mean a smelter or refiner that has been certified as conflict-free by CFSI and the “Unknown” status shall mean a smelter or refiner that has been identified by CFSI but has yet to be certified as conflict-free.

Metal	Smelter or Refiner Name	Country	Smelter ID	Status
Gold (Au)	Advanced Chemical Company	UNITED STATES	CID000015	Unknown
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conflict Free
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Unknown
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conflict Free
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Unknown
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conflict Free
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conflict Free
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conflict Free
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown
Gold (Au)	AURA-II	UNITED STATES	CID002851	Unknown
Gold (Au)	Aurubis AG	GERMANY	CID000113	Conflict Free
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conflict Free
Gold (Au)	Boliden AB	SWEDEN	CID000157	Conflict Free
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conflict Free
Gold (Au)	Caridad	MEXICO	CID000180	Unknown
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conflict Free
Gold (Au)	Chimet S.p.A.	ITALY	CID000233	Conflict Free
Gold (Au)	Chugai Mining	JAPAN	CID000264	Unknown
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Unknown
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Unknown
Gold (Au)	DODUCO GmbH	GERMANY	CID000362	Conflict Free
Gold (Au)	Dowa	JAPAN	CID000401	Conflict Free
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Unknown
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conflict Free
Gold (Au)	Elemetal Refining, LLC	UNITED STATES	CID001322	Conflict Free
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conflict Free
Gold (Au)	Faggi Enrico S.p.A.	ITALY	CID002355	Unknown
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Unknown
Gold (Au)	Geib Refining Corporation	UNITED STATES	CID002459	Unknown
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown
Gold (Au)	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown
Gold (Au)	Heimerle + Meule GmbH	GERMANY	CID000694	Conflict Free
Gold (Au)	Heraeus Ltd. Hong Kong	CHINA	CID000707	Conflict Free
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conflict Free

i

Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown
Gold (Au)	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conflict Free
Gold (Au)	Istanbul Gold Refinery	TURKEY	CID000814	Conflict Free
Gold (Au)	Japan Mint	JAPAN	CID000823	Conflict Free
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conflict Free
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conflict Free
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conflict Free
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold (Au)	Kazzinc	KAZAKHSTAN	CID000957	Conflict Free
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conflict Free
Gold (Au)	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Unknown
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conflict Free
Gold (Au)	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	Unknown
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Unknown
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conflict Free
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold (Au)	Materion	UNITED STATES	CID001113	Conflict Free
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conflict Free
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conflict Free
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conflict Free
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Unknown
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conflict Free
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	CID001188	Conflict Free
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conflict Free
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conflict Free
Gold (Au)	Morris and Watson	NEW ZEALAND	CID002282	Unknown
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conflict Free
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conflict Free
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	CID001259	Conflict Free
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conflict Free
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conflict Free
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conflict Free
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conflict Free
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conflict Free
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conflict Free
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS	CID002582	Unknown
Gold (Au)	Republic Metals Corporation	UNITED STATES	CID002510	Conflict Free
Gold (Au)	Royal Canadian Mint	CANADA	CID001534	Conflict Free
Gold (Au)	SAAMP	FRANCE	CID002761	Unknown

Gold (Au)	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Unknown
Gold (Au)	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Unknown
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conflict Free
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conflict Free
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conflict Free
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conflict Free
Gold (Au)	So Accurate Group, Inc.	UNITED STATES	CID001754	Unknown
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conflict Free
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conflict Free
Gold (Au)	Sudan Gold Refinery	SUDAN	CID002567	Unknown
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conflict Free
Gold (Au)	T.C.A S.p.A	ITALY	CID002580	Conflict Free
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conflict Free
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conflict Free
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conflict Free
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown
Gold (Au)	Tony Goetz NV	BELGIUM	CID002587	Unknown
Gold (Au)	Torecom	KOREA, REPUBLIC OF	CID001955	Unknown
Gold (Au)	Umicore Brasil Ltda.	BRAZIL	CID001977	Conflict Free
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	CID002314	Conflict Free
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conflict Free
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conflict Free
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Unknown
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conflict Free
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conflict Free
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conflict Free
Gold (Au)	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Conflict Free
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conflict Free
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conflict Free
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Conflict Free
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES	CID002504	Conflict Free
Tantalum (Ta)	Duoluoshan	CHINA	CID000410	Conflict Free
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES	CID002590	Unknown
Tantalum (Ta)	Exotech Inc.	UNITED STATES	CID000456	Conflict Free
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	CID000460	Conflict Free
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	CID002505	Conflict Free
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	CID002558	Conflict Free
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conflict Free

Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conflict Free
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conflict Free
Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY	CID002545	Conflict Free
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Conflict Free
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conflict Free
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES	CID002548	Conflict Free
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	CID002549	Conflict Free
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conflict Free
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Conflict Free
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conflict Free
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conflict Free
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conflict Free
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conflict Free
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conflict Free
Tantalum (Ta)	KEMET Blue Metals	MEXICO	CID002539	Conflict Free
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES	CID002568	Conflict Free
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conflict Free
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	CID001076	Conflict Free
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conflict Free
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL	CID001175	Conflict Free
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN	CID001192	Conflict Free
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA	CID001200	Conflict Free
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conflict Free
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA	CID002540	Conflict Free
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA	CID002556	Conflict Free
Tantalum (Ta)	QuantumClean	UNITED STATES	CID001508	Conflict Free
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Conflict Free
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conflict Free
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conflict Free
Tantalum (Ta)	Taki Chemicals	JAPAN	CID001869	Conflict Free
Tantalum (Ta)	Telex Metals	UNITED STATES	CID001891	Conflict Free
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES	CID002571	Conflict Free
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conflict Free
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conflict Free
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conflict Free
Tantalum (Ta)	Zhuzhou Cemented Carbide	CHINA	CID002232	Conflict Free
Tin (Sn)	Alpha	UNITED STATES	CID000292	Conflict Free
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Unknown
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Unknown
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	CID001070	Conflict Free
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown
Tin (Sn)	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Conflict Free
Tin (Sn)	CV Ayi Jaya	INDONESIA	CID002570	Conflict Free

Tin (Sn)	CV Dua Sekawan	INDONESIA	CID002592	Unknown
Tin (Sn)	CV Gita Pesona	INDONESIA	CID000306	Conflict Free
Tin (Sn)	CV Serumpun Sebalai	INDONESIA	CID000313	Conflict Free
Tin (Sn)	CV Tiga Sekawan	INDONESIA	CID002593	Unknown
Tin (Sn)	CV United Smelting	INDONESIA	CID000315	Conflict Free
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	CID002455	Conflict Free
Tin (Sn)	Dowa	JAPAN	CID000402	Conflict Free
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Unknown
Tin (Sn)	EM Vinto	BOLIVIA	CID000438	Conflict Free
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown
Tin (Sn)	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	Unknown
Tin (Sn)	Fenix Metals	POLAND	CID000468	Conflict Free
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Unknown
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conflict Free
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Unknown
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Unknown
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Unknown
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Unknown
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conflict Free
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	Unknown
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conflict Free
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conflict Free
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conflict Free
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES	CID001142	Conflict Free
Tin (Sn)	Metallo-Chimique N.V.	BELGIUM	CID002773	Conflict Free
Tin (Sn)	Mineração Taboca S.A.	BRAZIL	CID001173	Conflict Free
Tin (Sn)	Minsur	PERU	CID001182	Conflict Free
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	CID001191	Conflict Free
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Unknown
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Unknown
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conflict Free
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conflict Free
Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conflict Free
Tin (Sn)	Phoenix Metal Ltd.	RWANDA	CID002507	Unknown
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA	CID001393	Unknown
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conflict Free
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conflict Free
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conflict Free
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	CID001402	Conflict Free
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA	CID001409	Unknown
Tin (Sn)	PT Bangka Prima Tin	INDONESIA	CID002776	Conflict Free
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	Unknown
Tin (Sn)	PT Bangka Tin Industry	INDONESIA	CID001419	Conflict Free
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conflict Free

v

Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA	CID001424	Conflict Free
Tin (Sn)	PT Bukit Timah	INDONESIA	CID001428	Conflict Free
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA	CID002696	Conflict Free
Tin (Sn)	PT DS Jaya Abadi	INDONESIA	CID001434	Conflict Free
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conflict Free
Tin (Sn)	PT Fang Di MulTindo	INDONESIA	CID001442	Unknown
Tin (Sn)	PT Inti Stania Prima	INDONESIA	CID002530	Conflict Free
Tin (Sn)	PT Justindo	INDONESIA	CID000307	Conflict Free
Tin (Sn)	PT Karimun Mining	INDONESIA	CID001448	Unknown
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Unknown
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	CID001453	Conflict Free
Tin (Sn)	PT Panca Mega Persada	INDONESIA	CID001457	Conflict Free
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	Unknown
Tin (Sn)	PT Prima Timah Utama	INDONESIA	CID001458	Conflict Free
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	CID001460	Conflict Free
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conflict Free
Tin (Sn)	PT Seirama Tin Investment	INDONESIA	CID001466	Unknown
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conflict Free
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	CID002816	Unknown
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA	CID001471	Conflict Free
Tin (Sn)	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conflict Free
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conflict Free
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conflict Free
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA	CID002478	Unknown
Tin (Sn)	PT Tommy Utama	INDONESIA	CID001493	Conflict Free
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA	CID002479	Conflict Free
Tin (Sn)	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Conflict Free
Tin (Sn)	Rui Da Hung	TAIWAN	CID001539	Conflict Free
Tin (Sn)	Soft Metais Ltda.	BRAZIL	CID001758	Conflict Free
Tin (Sn)	Thaisarco	THAILAND	CID001898	Conflict Free
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Unknown
Tin (Sn)	VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Conflict Free
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conflict Free
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Unknown
Tin (Sn)	Yunnan Tin Company Limited	CHINA	CID002180	Conflict Free
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conflict Free
Tungsten (W)	ACL Metais Eireli	BRAZIL	CID002833	Unknown
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Conflict Free
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conflict Free
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conflict Free
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	Unknown
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Unknown
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conflict Free
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	Unknown
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conflict Free

Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conflict Free
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	Unknown
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conflict Free
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conflict Free
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conflict Free
Tungsten (W)	H.C. Starck GmbH	GERMANY	CID002541	Conflict Free
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conflict Free
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conflict Free
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conflict Free
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578	Unknown
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conflict Free
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conflict Free
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conflict Free
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Unknown
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conflict Free
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Unknown
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Unknown
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conflict Free
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Unknown
Tungsten (W)	Kennametal Fallon	UNITED STATES	CID000966	Unknown
Tungsten (W)	Kennametal Huntsville	UNITED STATES	CID000105	Conflict Free
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conflict Free
Tungsten (W)	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Unknown
Tungsten (W)	Niagara Refining LLC	UNITED STATES	CID002589	Conflict Free
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Conflict Free
Tungsten (W)	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	Unknown
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538	Unknown
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Unknown
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Conflict Free
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	Conflict Free
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conflict Free
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Unknown
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conflict Free
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conflict Free
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Unknown
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conflict Free